As Filed with the Securities and Exchange Commission on October 29, 1997
                                                Registration No. 333-36631



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              M.D.C. Holdings, Inc.
                 Co-Registrants are listed after the cover page.
               (Exact name of registrant as specified in charter)


           Delaware                                    84-0622967
(State or other jurisdiction              (I.R.S. Employer Identification No.)
 of Incorporation or organization)

                             3600 S. Yosemite Street
                                    Suite 900
                              Denver, Colorado 80237
                                  (303) 773-1100
             (Address,  including zip code, and telephone  number,
              including  area code,  of  registrant's  principal
                               executive offices)

Daniel S. Japha, Esq.                            Copy to:
Secretary and General Counsel - Corporate        Nick Nimmo, Esq.
M.D.C. Holdings, Inc.                            Holme Roberts & Owen LLP
3600 S. Yosemite Street, Suite 900               1700 Lincoln Street, Suite 4100
Denver, Colorado 80237                           Denver, Colorado 80203
(303) 773-1100                                   (303) 861-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /x /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / / ..............

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ..............

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
-------------------------------------------------------------------------------


                                 PROSPECTUS
                                ------------

                            SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED           , 1997
                                                 ----------

                                $300,000,000


                              [GRAPHIC OMITTED]


                            M.D.C. HOLDINGS, INC.
                               DEBT SECURITIES
                               PREFERRED STOCK
                                 COMMON STOCK

                                   ---------

         M.D.C. Holdings, Inc. ("MDC" or the "Company") may offer from time to time in one or more series: (i) its unsecured debt securities ("Debt
Securities"), (ii) shares of its preferred stock, $.01 par value per share ("Preferred Stock") and (iii) shares of its common stock, $.01 par value per share ("Common Stock"), with an aggregate public offering price of up to $300,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

         The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement. In the case of Debt Securities, the specific terms will include the title, aggregate principal amount, ranking, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, guarantees thereof (if any), terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock, covenants and any initial public offering price. In the case of Preferred Stock, the specific terms to be described in a Prospectus Supplement will include the designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price. In the case of Common Stock, the specific terms to be described in a Prospectus Supplement will include any initial public offering price.

         The applicable Prospectus Supplement also will contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

         The Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                          REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                                ----------------

               The date of this Prospectus is              , 1997
                                              -------------

                             AVAILABLE INFORMATION

         The Company and certain of its subsidiaries that are co-registrants have filed jointly with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities that are being offered by this Prospectus. This Prospectus is part of the Registration Statement, but does not contain all of the information set forth in the Registration Statement. Certain parts of the Registration Statement are omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information about the Company and the Securities, interested persons are referred to the Registration Statement.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements, MDC files reports, proxy and information statements and other information with the Commission. The Registration Statement, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding MDC that are filed electronically with the Commission. In addition, such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-8951) pursuant to the Exchange Act are incorporated into this Prospectus by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;


         (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997; and


         (iii)    The Company's Current Report on Form 8-K dated October 22,
1997.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby (except for portions of such documents not deemed to be filed) shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date such documents are filed.

         Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of each document incorporated herein by reference (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference therein or herein). Requests for such copies should be directed to: Daniel S. Japha, Secretary, M.D.C. Holdings, Inc., 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237, (303) 773-1100.

                                   THE COMPANY

         M.D.C. Holdings, Inc. is a Delaware corporation which originally was incorporated in Colorado in 1972. The Company is one of the ten largest homebuilders in the United States, building homes under the name "Richmond American Homes." MDC is a major regional homebuilder, with a significant presence in a number of selected growth markets. The Company is the largest homebuilder in Denver; among the top five builders in Riverside County, California, Northern Virginia, suburban Maryland, Tucson and Colorado Springs; among the top ten builders in Phoenix; and has a growing presence in Orange, Ventura, San Bernardino, Los Angeles and San Diego Counties, California and Las Vegas. The Company also builds homes in Sacramento and the San Francisco Bay area.

         The Company's strategy is to build quality homes at affordable prices, generally for the first-time and move-up buyer. Homes are constructed according to designs based on local customer preferences. The Company, as the general contractor, supervises construction of all of its projects and employs subcontractors for site development and home construction. The Company generally builds single-family detached homes except in Northern Virginia and suburban Maryland, where MDC also builds a significant number of townhomes.

         Homes are built and sold by wholly owned subsidiaries of the Company. The base prices for these homes range from approximately $80,000 to $400,000, although the Company builds homes with prices as high as $700,000. The Company's average sales prices per home closed in 1996 and the first six months of 1997 were $177,000 and $178,900, respectively.

         HomeAmerican Mortgage Corporation ("HomeAmerican"), a wholly owned subsidiary of MDC, is a full service mortgage lender originating mortgage loans primarily for MDC's home buyers through offices located in each of MDC's markets. As the principal originator of mortgage loans for MDC's home buyers, HomeAmerican is an integral part of MDC's homebuilding operations.

         The principal executive offices of the Company are located at 3600 S. Yosemite Street, Suite 900, Denver, Colorado 80237 (telephone (303) 773-1100).


                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated:

                                    Six Months
                                      Ended
                                    June 30,             Fiscal Year Ended December 31,
                                    ----------------     ------------------------------
                                    1997     1996        1996    1995    1994    1993    1992
                                    ----     ----        ----    ----    ----    ----    ----
Ratio of earnings to
fixed charges
(unaudited) <F1>.................    2.02     1.89        2.02    1.79    1.81    1.71    1.61
---------------------------
<F1>     In  computing  the ratio of earnings to fixed  charges,  fixed  charges consist  of  homebuilding  and  corporate  interest  expense  plus  (i)
         amortization  and  expensing of debt  expenses;  (ii)  amortization  of discount or premium  relating to  indebtedness;  and (iii)  capitalized interest.  Earnings  are  computed  by  adding  fixed  charges  (except
         capitalized  interest)  and  amortization  of  previously   capitalized
         interest   during  the  period  to  pretax   earnings  from  continuing
         operations.


                         DESCRIPTION OF DEBT SECURITIES

GENERAL


         The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Debt Securities"), senior subordinated Debt Securities ("Senior Subordinated Debt Securities") or junior subordinated Debt Securities ("Junior

Subordinated Debt Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which the indenture relates. Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture", a "Senior Subordinated Indenture" and a "Junior Subordinated Indenture"), in each case between the Company and a trustee (the "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture, the Senior Subordinated Indenture and the Junior Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures, the applicable Prospectus Supplements and such Debt Securities.

         Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

         The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by Senior Subordinated Debt Securities or Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of senior Indebtedness of the Company. The particular terms of the Debt Securities offered by a Prospectus Supplement and any applicable federal income tax considerations will be described in the applicable Prospectus Supplement. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

         Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series. Specific terms of each series of debt securities will be contained in authorizing resolutions or a supplemental indenture and described in an applicable Prospectus Supplement. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

         The Prospectus Supplement relating to the series of Debt Securities being offered will describe the specific terms of the Debt Securities. The following summarizes certain general terms and provisions of the Indentures and the Debt Securities.

         (1) The title of such Debt Securities and whether such Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Junior Subordinated Debt Securities;

         (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, and the method by which any such portion shall be determined;

         (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

         (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the record date or dates for such interest payments, or the method by which such date or dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (8) The place or places where the principal of and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

         (9) The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

         (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (11) Any changes to the Events of Default (as defined in the Indenture) of the Company with respect to Debt Securities of the series, whether or not such Events of Default are consistent with the Events of Default described herein;

         (12) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

         (13) Any guarantees by subsidiaries of the Company that may guarantee the Debt Securities, including the terms of any subordination of any such guarantee to other obligations of the Company;

         (14) Any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

         If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. The applicable Prospectus Supplement will contain information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

CERTAIN COVENANTS

         The  applicable   Prospectus  Supplement  will  describe  any  material
covenants to which a series of Debt Securities will be subject.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The applicable Prospectus Supplement and each Indenture will provide the events that constitute "Events of Default" with respect to any series of Debt Securities issued thereunder, including the following: (a) default in the payment of any interest on any Debt Security of such series when such interest becomes due and payable that continues for a period of 30 days; (b) default in the payment of the principal of any Debt Security of such series when due and payable; (c) default in the performance, or breach of any other covenant or warranty of the Company in the applicable Indenture with respect to the Debt Securities of such series and continuance of such default or breach for a period of 90 days after written notice as provided in the Indenture; and (d) any other event of default provided with respect to a particular series of Debt Securities.

         If an Event of Default under any Indenture occurs and is continuing, then the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority of the principal amount of outstanding Debt Securities of such series may rescind and annul the acceleration if all conditions set forth in the applicable Indenture are met. The Indentures also will provide that the holders of not less than a majority of the principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Indentures will provide for other procedures that may be followed by holders of Debt Securities, the Trustee of any series of Debt Securities, or both, upon the occurrence of an Event of Default.

MODIFICATION OF THE INDENTURES

         Modifications and amendments of an Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment. No such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; (b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Debt Security; (c) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions (including related definitions) with respect to redemption of Debt Securities or with respect to any obligations on the part of the Company to offer to purchase or to redeem Debt Securities; (d) modify the ranking or priority of the Debt Securities or any guarantee thereof; (e) release any guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the applicable Indenture; (f) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Debt Security; or (g) make any Debt Security payable at a place or in money other than that stated in the Debt Security, or impair the right of any holder of Debt Securities to bring suit.

         The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

         Certain modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities as set forth in the applicable Indenture and as described in the applicable Prospectus Supplement.

SUBORDINATION

         Senior Subordinated Debt Securities and Junior Subordinated Debt Securities, if any, will be subject to the subordination provisions set forth in the applicable Prospectus Supplement.

         If this Prospectus is being delivered in connection with a series of Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the applicable Indenture) outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust) ("defeasance") or (b) to be released from certain obligations with respect to such Debt Securities under the applicable Indenture or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust will be permitted to be established only if, among other conditions, the Company has delivered to the applicable Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal and interest.

         The  applicable   Prospectus   Supplement  may  further   describe  the
provisions and additional conditions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities or a particular series.

BOOK-ENTRY SYSTEM

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities"). Global Securities will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"). Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor. The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

PAYMENT AND PAYING AGENTS

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or interest on any Debt Security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.


                        DESCRIPTION OF PREFERRED STOCK

         The description of the Company's preferred stock, par value $.01 per share("Preferred Stock"), set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and amended By-laws (the "Bylaws").

GENERAL

         Under the Certificate of Incorporation, the Company has authority to issue up to 25 million shares of Preferred Stock, none of which were issued and outstanding as of August 31,

1997. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company with any terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption (collectively, the "Terms of the Preferred Stock"), as are determined by the Company's Board of Directors and permitted by Delaware law. At such time as MDC's Board of Directors determines the Terms of the Preferred Stock, such terms will be set forth in a Certificate of Designations to be filed with the Secretary of State of Delaware. Upon filing, the Certificate of Designations will constitute an amendment to the Certificate of Incorporation pursuant to the Delaware General Corporation Law (the "DGCL"). The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Company's Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

TERMS

         The Terms of the Preferred Stock will be described in any Prospectus Supplement related to the Preferred Stock and may include the following:

         (1)      The title and stated value of such Preferred Stock;

         (2) The number of shares of such Preferred Stock offered and the offering price and liquidation preference per share of such Preferred Stock;

         (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

         (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

         (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

         (6)      The provision for a sinking fund, if any, for such Preferred
                  Stock;

         (7)      The provision for redemption, if applicable, of such Preferred
                  Stock;

         (8)      Any voting rights of holders of the Preferred Stock;

         (9) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

         (10) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

         (11) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         (12) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or participate in dividends, if any, paid on the Common Stock, including the conversion price (or manner of calculation thereof).

TRANSFER AGENT

         The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.


                           DESCRIPTION OF COMMON STOCK

         The Company has authorized 100,000,000 shares of Common Stock, $.01 par value ("Common Stock").

         At September 12, 1997, approximately 23,493,919 shares of the Common Stock were issued and approximately 17,590,763 shares were outstanding. Holders of shares of Common Stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Holders of shares of the Common Stock do not have cumulative voting rights in the election of directors to the Company's Board of Directors, which is divided into three classes, with members of each class serving a three-year term.

         A vote by the holders of a majority of shares of the Common Stock present at a meeting at which a quorum is present is necessary to take action, except for certain extraordinary matters which require the approval of the holders of 80% of the outstanding shares of voting stock. In addition, certain Business Combinations (as defined in the Company's Certificate of Incorporation, but generally a merger or consolidation of the Company with any holder (directly or indirectly) of more than 10% of the outstanding shares of voting stock of the Company (an "Interested Stockholder") or certain related parties; the sale or other disposition by the Company of any assets or securities to an Interested Stockholder involving assets or securities having a value of $15,000,000 or more than 15% of the book value of the total assets or 15% of the stockholders' equity of the Company; the adoption of any plan or proposal for the liquidation or dissolution of the Company; the adoption of any amendment to the Company's Bylaws; or any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect of increasing an Interested Stockholder's proportionate ownership of the capital stock of the Company) involving the Company and an Interested Stockholder, must be approved by the holders of 80% of the shares of outstanding voting stock, unless approved by a majority of Continuing Directors (as defined in the Certificate of Incorporation) or unless certain minimum price and procedural requirements are met. In the case of any Business Combination involving payments to holders of shares of the Common Stock, the fair market value per share of such payments would have to be at least equal to the highest value determined under the following alternatives: (i) the highest price per share of the Common Stock paid by or on behalf of the Interested Stockholder during the two years prior to the public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher; and (ii) the fair market value per share of the Common
Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher. "Fair market value" is defined in the Certificate of Incorporation to mean, in the case of exchange-listed or NASDAQ-quoted stock, the highest closing price or closing bid in the 30 days preceding the date in question, and, in the case of other property, the fair market value as determined by a majority of the Continuing Directors.

         Subject to the preferences applicable to any then outstanding shares of Preferred Stock of the Company, holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors of the Company from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities. The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                               PLAN OF DISTRIBUTION

         The Company may sell the Securities  offered hereby (i) through agents;
(ii) through underwriters; (iii) through dealers; (iv) directly to purchasers (through a specific bidding or auction process or otherwise); or (v) through a combination of any such methods of sale. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, at prices relating to such prevailing market prices or at negotiated prices.

         Each Prospectus Supplement will set forth the terms of the offering of the particular issuance of Securities to which such Prospectus Supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Securities; (ii) the initial public offering or purchase price of such Securities; (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; and (iv) the securities exchange, if any, on which such Securities will be listed.

         If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

         If a dealer is utilized in the sale of the Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable Prospectus Supplement relating thereto.

         Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable Prospectus Supplement.

         Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters and other persons to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with such contracts may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchaser of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The Company may grant  underwriters who participate in the distribution
of   Securities   an  option  to  purchase   additional   Securities   to  cover
over-allotments, if any.

         The place and date of delivery for Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Securities in respect of which this Prospectus is being delivered will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.

                                  LEGAL MATTERS

         Certain matters with respect to the legality and binding nature of the Securities have been passed upon for the Company and the co-registrants by Holme Roberts & Owen LLP, Denver, Colorado.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY,
CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                           TABLE OF CONTENTS

                                                                     Page
Available Information                                                  3
Incorporation of Certain Information by Reference                      3
The Company                                                            4
Use of Proceeds                                                        5
Consolidated Ratio of Earnings to Fixed Charges                        5
Description of Debt Securities                                         5
Description of Preferred Stock                                        12
Description of Common Stock                                           14
Plan of Distribution                                                  15
Legal Matters                                                         17
Experts                                                               17

                                $300,000,000

                             M.D.C. HOLDINGS, INC.

                                DEBT SECURITIES,
                              PREFERRED STOCK AND
                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS
                                               , 1997

                                 PART II
                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

Exhibit Number                                 Description of Documents
--------------                                 ------------------------


         4.1 Form of Certificate for shares of the Company's common stock (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3, Registration
                                        No. 33-426). *


         4.2(a)                         Form of Senior Indenture by and between
                                        M.D.C. Holdings, Inc. and             ,
                                                                  ------------
                                        as trustee.**



         4.2(b) Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and
                                                       , as trustee.**
                                        ---------------



         4.2(c) Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and
                                                           , as trustee.**
                                        -------------------



         5.1                            Opinion of Holme Roberts & Owen LLP.**



         12.1                           Statement re computation of earnings to
                                        fixed charges.**


         23.1                           Consent of Price Waterhouse LLP.

         23.2                           Consent of Holme Roberts & Owen LLP
                                        (included in Exhibit 5.1).


         24 Power of attorney (included on the signature pages of the original Registration Statement).

-------------------
*  Incorporated herein by reference.

** Filed with the original Registration Statement.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, M.D.C. Holdings, Inc. and the Co-Registrants named below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of October, 1997.


                                       M.D.C. HOLDINGS, INC.


                                       By: /s/ Paris G. Reece III
                                          ---------------------------
                                       Paris G. Reece III
                                       Senior Vice President

                                       CO-REGISTRANTS:

                                       RICHMOND AMERICAN HOMES OF CALIFORNIA,
                                         INC.
                                       RICHMOND AMERICAN HOMES OF MARYLAND,
                                         INC.
                                       RICHMOND AMERICAN HOMES OF NEVADA, INC.
                                       RICHMOND AMERICAN HOMES OF VIRGINIA, INC.


                                       By: /s/ Paris G. Reece III
                                          ----------------------------
                                          Paris G. Reece III
                                          Executive Vice President

                                       RICHMOND AMERICAN HOMES OF ARIZONA, INC.
                                       RICHMOND AMERICAN HOMES OF COLORADO,
                                         INC.


                                       By: /s/ Paris G. Reece III
                                          ----------------------------
                                          Paris G. Reece III
                                          Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

                      REGISTRANT OFFICERS AND DIRECTORS

                                    Principal Executive Officer:

                                    *
                                    ---------------------------
                                    Larry A. Mizel,
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer

                                    Chief Operating Officer:

                                    *
                                    ---------------------------
                                    David D. Mandarich,
                                    Director, Executive Vice President -
                                    Real Estate and Chief Operating Officer

                                    Principal Financial and Accounting Officer:

                                    *
                                    ---------------------------
                                    Paris G. Reece III,
                                    Senior Vice President,
                                    Chief Financial Officer and
                                      Principal Accounting Officer

                                    Other Directors:

                                    *
                                    ------------------------------
                                    Steven J. Borick

                                    *
                                    ------------------------------
                                    Gilbert Goldstein

                                    *
                                    ------------------------------
                                    William B. Kemper

                                    *
                                    ------------------------------
                                    Herbert T. Buchwald

                     CO-REGISTRANT OFFICERS AND DIRECTORS

                                    RICHMOND AMERICAN HOMES OF CALIFORNIA,
                                      INC.
                                    RICHMOND AMERICAN HOMES OF MARYLAND,
                                      INC.
                                    RICHMOND AMERICAN HOMES OF NEVADA, INC.
                                    RICHMOND AMERICAN HOMES OF VIRGINIA, INC.

                                    Principal Executive, Financial and
                                      Accounting Officer:

                                     *
                                     ---------------------------
                                     Paris G. Reece III,
                                     Executive Vice President, Director

                                     RICHMOND AMERICAN HOMES OF ARIZONA, INC.

                                     Principal Executive, Financial and
                                       Accounting Officer:

                                     *
                                     ---------------------------
                                     Paris G. Reece III,
                                     Vice President, Treasurer, Director

                                     RICHMOND AMERICAN HOMES OF COLORADO,
                                       INC.

                                     Principal Executive Officer:

                                     *
                                     ---------------------------
                                     David D. Mandarich,
                                     Chairman of the Board of Directors,
                                       President

                                     Principal Financial and Accounting
                                       Officer:

                                     *
                                     ---------------------------
                                     Paris G. Reece III,
                                     Vice President

                                     Other Directors:

                                     *
                                     -----------------------------
                                     Steven J. Borick

                                     *
                                     -----------------------------
                                     Larry A. Mizel




--------------------------------------
* By Daniel S. Japha, Attorney-in-Fact